Exhibit 99.1


 Orion HealthCorp Announces Fourth Quarter and Year-End 2006 Results

    Jay McBurney Named to Newly Created Position of Director of New
                         Business Development


    ATLANTA--(BUSINESS WIRE)--April 2, 2007--Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the fourth quarter and year ended December 31, 2006.

    For the three months ended December 31, 2006, net operating revenues were $6.8 million compared with $5.7 million for the same period in the prior year. Net loss was $3.9 million, or $0.18 per basic share, for the fourth quarter of 2006 compared with a net loss of $4.3 million, or $0.36 per basic share, for the prior year period. The net loss for the quarter ended December 31, 2006, included a net loss from discontinued components of $3.1 million, or $0.14 per share, including a charge for the impairment of intangible assets of $3.0 million. Earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $481,000 for the fourth quarter of 2006 as compared with an EBITDA loss of $165,665 for the quarter ended December 31, 2005. (A reconciliation of EBITDA to net income for the fourth quarter and year-end is provided on the attached consolidated statements of operations.)

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "2006 was a year of progress, adding to the momentum we have established since our formation in 2004. Beginning in early 2005, we restructured, refocused, developed a fiscally disciplined culture and, more recently, started laying the ground work for the future by expanding our footprint through complementary acquisitions. In addition, in 2006, we strengthened our balance sheet with a significant refinancing and the addition of new investors. The past year has been the most productive thus far and gives us additional traction for a successful 2007."

    For the year ended December 31, 2006, net operating revenues were $23.4 million compared with $22.8 million for the same period in the prior year. Loss from continuing operations was $2.0 million, or $0.10 per basic share, for the year ended December 31, 2006, compared with a loss from continuing operations of $5.9 million, or $0.57 per basic share, for the same period in 2005. Net loss, including loss from discontinued operations of $2.0 million, was $4.1 million, or $0.20 per basic share, for the year ended December 31, 2006, compared with a net loss, including a loss from discontinued operations of $14.6 million, which included a charge for impairment of intangible assets of $9.8 million, of $20.4 million, or $1.98 per basic share, for the same period in 2005. EBITDA loss totaled $759,000 for the year ended December 31, 2006, compared with an EBITDA loss of $2.7 million for the prior year period.

    The results for the three months and year ended December 31, 2006 and 2005, respectively, include the consolidated results of Orion HealthCorp, including its two reportable segments: Practice Management, which provides business and management services to pediatric physician groups, and Revenue Cycle Management, which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare" is reported as discontinued operations for the three months and year ended December 31, 2006 and 2005. Certain reclassifications have been made in the 2005 financial statements to conform to the reporting format in 2006. Such reclassifications had no effect on previously reported earnings. The most significant reclassifications related to the presentation of discontinued operations for comparative purposes.

    The Company also announced that Jay McBurney has been named to the newly created position of Director of New Business Development, where he will be responsible for new business development for Orion's revenue cycle management segment. Mr. McBurney brings to Orion more than ten years of experience in the billing and collections industry. Previously, he served as Senior Director of Business Development for Per-Se Technologies, which was recently acquired by McKesson Corporation. During his eight years with Per-Se, we believe Mr. McBurney was among the top producers in the company. Mr. McBurney is a graduate of the University of Texas.

    In closing, Mr. Bauer added, "Jay is a tremendous addition to our management team, and we are looking forward to the impact that he will have on our organic growth initiatives. Jay is one of many reasons for us to be very optimistic about Orion's future. The demand for our services is increasing and the market remains highly fragmented. The pressures on physicians' incomes are escalating, and we offer a realistic solution to the challenges facing the medical community. We have an experienced, successful management team and an expanding market presence. All of us at Orion are very excited about where we can go from here."

    The live broadcast of Orion HealthCorp's fourth quarter and year-end conference call will begin at 11:00 a.m. Eastern Time on Wednesday, April 4, 2007. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians, resulting in optimal profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies, including the impact and expense of any potential acquisitions and the ability to integrate acquired operations and to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


                        ORION HEALTHCORP, INC.
                Consolidated Statements of Operations
               (in thousands, except per share amounts)

                             Three Months Ended        Year Ended
                                December 31,          December 31,
                           ----------------------- -------------------
                              2006        2005       2006      2005
                           ----------- ----------- --------- ---------
                           (Unaudited) (Unaudited)
Net operating revenues         $6,814      $5,656   $23,401   $22,845
Operating expenses              7,816       6,299    25,892    28,365
                           ----------- ----------- --------- ---------

Loss from continuing
 operations before other
 income (expense)              (1,002)       (643)   (2,491)   (5,520)
Other income (expense),
 net                              128         (92)      427      (355)
Minority interest earnings
 in partnership                    --          --        --        (6)
                           ----------- ----------- --------- ---------
Loss from continuing
 operations                      (874)       (735)   (2,064)   (5,881)
Income (loss) from
 operations of
 discontinued components,
 including gain (loss) on
 disposal                      (3,058)     (3,602)   (2,064)  (14,558)
                           ----------- ----------- --------- ---------

Net loss                      $(3,932)    $(4,337)  $(4,128) $(20,439)
                           =========== =========== ========= =========

Weighted average common
 shares outstanding:
  Basic                        21,510      12,076    20,268    10,345
  Diluted                      21,510      12,076    20,268    10,345

Net loss per share, basic
 and diluted:
  Net loss per share from
   continuing operations       $(0.04)     $(0.06)   $(0.10)   $(0.57)
  Loss per share from
   discontinued operations      (0.14)      (0.30)    (0.10)    (1.41)
                           ----------- ----------- --------- ---------
      Net loss per share       $(0.18)     $(0.36)   $(0.20)   $(1.98)
                           =========== =========== ========= =========

Reconciliation of EBITDA
 to net loss:
EBITDA                          $(481)      $(166)    $(759)  $(2,725)
  Less: Depreciation and
   amortization                  (521)       (477)   (1,732)   (2,795)
  Less: Total other income
   (expenses), net                128         (92)      427      (355)
  Less: Minority interest
   loss in partnership             --          --        --        (6)
  Less: Loss from
   operations of
   discontinued
   components, including
   net loss on disposal        (3,058)     (3,602)   (2,064)  (14,558)
                           ----------- ----------- --------- ---------
      Net loss                $(3,932)    $(4,337)  $(4,128) $(20,439)
                           =========== =========== ========= =========



                        ORION HEALTHCORP, INC.
                     Consolidated Balance Sheets
                 (in thousands, except share amounts)

                                                     Dec. 31, Dec. 31,
                                                      2006     2005
                                                     -------- --------

Current assets:
  Cash and cash equivalents                             $644     $299
  Accounts receivable, net                             3,575    2,798
  Inventory                                              278      206
  Prepaid expenses and other current assets              407      716
  Assets held for sale                                   502      976
                                                     -------- --------
    Total current assets                               5,406    4,995

Property and equipment, net                              711      742

Other long-term assets:
  Intangible assets, including goodwill, net          22,158   16,289
  Other assets, net                                    1,908       92
                                                     -------- --------
    Total other long-term assets                      24,066   16,381
                                                     -------- --------
      Total assets                                   $30,183  $22,118
                                                     ======== ========

Current liabilities:
  Accounts payable and accrued expenses               $6,938   $6,738
  Other current liabilities                               --       25
  Current portion of capital lease obligations and
   long-term debt                                      1,847    2,861
  Current portion of long-term debt held by related
   parties                                               325    1,463
  Liabilities held for sale                              159      452
                                                     -------- --------
    Total current liabilities                          9,269   11,539
                                                     -------- --------

Long-term liabilities:
  Capital lease obligations and long-term debt, net
   of current portion                                  6,989    3,085
  Long-term debt, net of current portion, held by
   related parties                                     4,541    1,000
  Minority interest in partnership                        --       35
                                                     -------- --------
    Total long-term liabilities                       11,530    4,120
                                                     -------- --------

Stockholders' equity:
  Preferred stock, par value $0.001; 20,000,000
   shares authorized; no shares issued and
   outstanding                                            --       --
  Common stock, Class A, par value $0.001;
   300,000,000 and 70,000 shares authorized and
   105,374,487 and 12,428,042 shares issued and
   outstanding at December 31, 2006 and December 31,
   2005, respectively                                    105       12
  Common stock, Class B, par value $0.001; 0 and
   25,000,000 shares authorized and 0 and 10,448,470
   shares issued and outstanding at December 31,
   2006 and December 31, 2005, respectively               --       11
  Common stock, Class C, par value $0.001; 0 and
   2,000,000 shares authorized and 0 and 1,437,572
   shares issued and outstanding at December 31,
   2006 and December 31, 2005, respectively               --        2
  Common stock, Class D, par value $0.001;
   50,000,000 and 0 shares authorized and 24,658,955
   and 0 shares issued and outstanding at December
   31, 2006 and 2005, respectively                        25       --
  Additional paid-in capital                          63,876   56,928
  Accumulated deficit                                (54,584) (50,456)
  Treasury stock - at cost; 9,140 shares                 (38)     (38)
                                                     -------- --------
    Total stockholders' equity                         9,384    6,459
                                                     -------- --------
      Total liabilities and stockholders' equity     $30,183  $22,118
                                                     ======== ========



    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             Chief Executive Officer
             or
             Stephen H. Murdock, 678-832-1800
             Chief Financial Officer